As filed with the Securities and Exchange Commission on August 4, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SALEM MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0121400 (I.R.S. Employer Identification Number)

AND

Additional Registrants Named in the Table of Additional Registrants Below

4880 Santa Rosa Road

Camarillo, California 93012

(805) 987-0400

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Christopher J. Henderson

Senior Vice President and General Counsel

Salem Media Group, Inc.

4880 Santa Rosa Road

Camarillo, California 93012

(805) 987-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David C. Lee

Matthew A. Susson

K&L Gates LLP

1 Park Plaza, Twelfth Floor

Irvine, CA 92614

(949) 253-0900

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:	—		—
Class A Common Stock, $0.01 par value per share	(1)(2)		—
Preferred Stock, $0.01 par value per share	(1)(2)		—
Depositary Shares	(1)		—
Debt Securities	(1)		—
Warrants	(1)		—
Purchase Contracts	(1)		—
Units	(1)		—
Guarantees of the Debt Securities(6)(7)	(1)		—
Total Primary Offering	$150,000,000	(3)	$15,105	(4)
Secondary Offering:	—		—
Class A Common Stock, $0.01 par value per share	1,000,000 shares		$714	(5)
Total Registration Fee	—		$15,819

(1)	This registration statement covers an indeterminate number or amount of securities as may from time to time be issued and offered at unspecified prices, which together shall have an aggregate initial offering price not to exceed $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. In addition, this registration statement also covers an indeterminate amount of shares of Class A common stock and preferred stock as may be issued upon conversion, exercise of or in exchange for the debt securities, warrants or preferred stock registered hereunder. Except for shares of Class A common stock offered by the selling stockholders, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock or warrants registered hereunder.

(2)	Includes rights to acquire Class A common stock or preferred stock of the Company under any stockholder rights plan then in effect, if applicable, under the terms of any such plan.

(3)	Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Class A common stock that are issued upon conversion of preferred stock, depositary shares or debt securities, or upon exercise of warrants registered hereunder.

(4)	With respect to the primary offering, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(5)	With respect to the secondary offering, the registration fee has been calculated in accordance with Rule 457(c) under the Securities Act, based on the average high and low prices reported for the registrant’s Class A common stock on August 3, 2016. The maximum aggregate offering price listed is for fee computation purposes only and does not reflect the actual sale price of the shares registered.

(6)	Consists of guarantees of debt securities of Salem Media Group, Inc. by any one or more of the guarantor registrants listed on the Table of Additional Registrants below.

(7)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is payable for the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following direct and indirect subsidiaries of the registrant may guarantee certain of the debt securities and are co-registrants under this registration statement:

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number
Air Hot, Inc.	Delaware	4832	80-0316086
Bison Media, Inc.	Colorado	4832	77-0434654
Caron Broadcasting, Inc.	Ohio	4832	77-0439370
Common Ground Broadcasting, Inc.	Oregon	4832	93-1079989
Eagle Products, LLC	Delaware	2721	32-0427053
Inspiration Media, Inc.	Washington	4832	77-0132974
Inspiration Media of Texas, LLC	Texas	4832	75-2615876
New Inspiration Broadcasting Company, Inc.	California	4832	95-3356921
NI Acquisition Corporation	California	4832	77-0472233
Pennsylvania Media Associates, Inc.	Pennsylvania	4832	94-3134636
Reach Satellite Network, Inc.	Tennessee	4832	62-1499223
Salem Consumer Products, Inc.	Delaware	5399	26-0592055
Salem Communications Holding Corporation	Delaware	4832	52-2253737
Salem Media of Colorado, Inc.	Colorado	4832	84-1239646
Salem Media of Hawaii, Inc.	Delaware	4832	91-1973005
Salem Media of Illinois, LLC	Delaware	4832	52-2295222
Salem Media of Kentucky, Inc.	Kentucky	4832	61-1346985
Salem Media of Massachusetts, LLC	Delaware	4832	26-1524392
Salem Media of New York, LLC	Delaware	4832	52-2293254
Salem Media of Ohio, Inc.	Ohio	4832	95-3690954
Salem Media of Oregon, Inc.	Oregon	4832	77-0114986
Salem Media of Texas, Inc.	Texas	4832	77-0379125
Salem Media of Virginia, Inc.	Virginia	4832	54-1927897
Salem Media Representatives, Inc.	Texas	4899	77-0281576
Salem Publishing, Inc.	Tennessee	2721	95-3394730
Salem Radio Network Incorporated	Delaware	4899	77-0305542
Salem Radio Operations, LLC	Delaware	4832	77-0581097
Salem Radio Properties, Inc.	Delaware	6532	52-2194731
Salem Satellite Media, LLC	Delaware	4832	52-2324849
Salem Web Network, LLC	Delaware	5399	52-2141739
SCA License Corporation	Delaware	4832	52-2255733
SCA-Palo Alto, LLC	Delaware	4832	36-4502016
South Texas Broadcasting, Inc.	Texas	4832	77-0388924
SRN News Network, Inc.	Texas	4899	77-0426090
SRN Store, Inc.	Texas	5399	42-3434092

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 4, 2016

PROSPECTUS

SALEM MEDIA GROUP, INC.

$150,000,000

Class A Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

Guarantees

1,000,000 Shares

Class A Common Stock

Offered by the Selling Stockholders

We may offer and sell from time to time up to $150,000,000 in the aggregate of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of the securities.

The selling stockholders named herein may offer and sell from time to time up to 1,000,000 shares in the aggregate of Class A common stock identified above, in one or more offerings. All of these shares of Class A common stock are outstanding shares of Class A common stock held by the selling stockholders. We will not receive any proceeds from sales of Class A common stock by the selling stockholders.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, including the amount, price and terms of the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of Class A common stock from time to time. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves A HIGH DEGREE OF risk. See “Risk Factors” beginning on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement AND ANY RELATED FREE WRITING PROSPECTUS concerning factors you should consider before investing in our securities.

Our Class A common stock is listed on the NASDAQ Global Market under the symbol “SALM”. On August 3, 2016, the last reported sale price of our Class A common stock on the NASDAQ Global Market was $7.20 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated              , 2016.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000. In addition, the selling stockholders may, from time to time, sell up to 1,000,000 shares of Class A common stock from time to time in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. A prospectus supplement may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Salem Media Group,” “Salem Media,” “Salem,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Salem Media Group, Inc. and its consolidated subsidiaries, unless otherwise specified.

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THE COMPANY

Salem Media Group, Inc. is a domestic multi-media company specializing in Christian and Conservative content, with media properties comprising radio broadcasting, digital media, and book, magazine and newsletter publishing. Our content is intended for audiences interested in Christian and family-themed programming and conservative news talk.

We were incorporated in 1986 under the laws of the State of California and reincorporated in Delaware in 1999. Effective as of February 19, 2015, we changed our name from Salem Communications Corporation to Salem Media Group, Inc. to more accurately reflect our multimedia business. Our principal executive offices are located at 4880 Santa Rosa Road, Camarillo, California 93012, and our telephone number is (805) 987-0400. We maintain a website at www.salemmedia.com. The information contained in or that can be accessed through our website is not a part of this prospectus.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before making an investment decision, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein are forward-looking statements, and the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “will,” “may,” “intends,” “could,” “would,” “should” “seeks” “predicts,” or “plans” and similar expressions and variations thereof are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” set forth above. New risk factors and uncertainties may emerge from time to time, and it is not possible for our management to predict all risks and uncertainties.

You should not place undue reliance on these forward-looking statements, which are based on our management’s current expectations, beliefs and assumptions. Except as required by law, we undertake no obligation to update or revise any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in such forward-looking statements, even if new information becomes available in the future.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the selling stockholders.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to fixed charges for Salem Media Group and its consolidated subsidiaries for the periods indicated. This table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is a part.

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended	Year Ended December 31,
	June 30, 2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	1.8	1.8	1.5	0.7	1.2	1.4

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations, plus fixed charges and amortization of capitalized interest less capitalized interest, and fixed charges consist of interest expense (including amortized premiums and discounts related to indebtedness), capitalized interest and an estimated allocation of a portion of rent expenses representing interest.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended, which has been publicly filed with the SEC. See “Where You Can Find More Information.”

In this section entitled “Description of Capital Stock,” references to “we,” “our” and “us” refer to Salem Media Group, Inc. and not to any subsidiaries, unless the context requires otherwise.

As of the date of this prospectus, our authorized capital stock consists of:

•	80,000,000 shares of Class A common stock, $0.01 par value;

•	20,000,000 shares of Class B common stock, $0.01 par value; and

•	10,000,000 shares of preferred stock, $0.01 par value.

Common Stock

As of June 30, 2016, we had 20,055,927 shares of Class A common stock outstanding, held of record by approximately 44 stockholders, and 5,553,696 shares of Class B common stock outstanding, held of record by Edward G. Atsinger III, Stuart W. Epperson and Nancy A. Epperson.

•	Voting. Holders of Class A common stock are entitled to one vote for each share held of record, and holders of Class B common stock are entitled to 10 votes for each share held of record, except that:

•	in the case of a proposed acquisition of the stock or assets of another company where any director, officer, holder of 10% or more of any class of voting stock of the Company, or any of their affiliates, has a direct or indirect interest in the company, the assets to be acquired or in the consideration to be paid in the transaction, holders of both Class A and Class B common stock are entitled to one vote for each share held of record; and

•	in the case of a proposed going private transaction involving the Company or Edward G. Atsinger III, Stuart W. Epperson or Nancy A. Epperson, or any of their affiliates, holders of both Class A and Class B common stock are entitled to one vote for each share held of record.

The Class A and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, including the election of directors, except as required by law and except as follows. The holders of Class A common stock vote as a separate class for two independent directors, in addition to voting together with holders of Class B common stock as a single class for the remaining directors. Shares of common stock do not have cumulative voting rights with respect to the election of directors.

As of June 30, 2016, Edward G. Atsinger III, Stuart W. Epperson, Nancy A. Epperson and Edward C. Atsinger controlled approximately 84% in aggregate of the voting power of our capital stock, which means that they have the ability to control fundamental corporate transactions requiring stockholder approval, including but not limited to, the election of all of our directors (other than the two independent directors for whom the holders of Class A common stock have a separate class vote), approval of merger transactions involving the Company and the sale of all or substantially all of our assets.

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•	Dividends. Holders of Class A and Class B common stock are entitled to receive ratably, as may be declared by the board of directors from time to time out of funds of the Company legally available therefor, such dividends, whether in cash, stock or otherwise, subject to any dividend preferences that may be attributable to preferred stock that may be authorized. In the case of stock dividends, only shares of Class A common stock will be distributed with respect to the Class A common stock and only shares of Class B common stock will be distributed with respect to Class B common stock.

•	Conversions. The shares of Class A common stock are not convertible into any other series or class of securities. Each share of Class B common stock, however, is freely convertible into one share of Class A common stock at the option of the holder of Class B common stock. Shares of Class B common stock may not be transferred to third parties. Except for transfers to certain family members and for estate planning purposes, any such attempt to transfer Class B common stock will result in the automatic conversion of such shares into shares of Class A common stock. All conversions of Class B common stock are subject to any necessary approvals of the Federal Communications Commission.

•	Adjustments for Stock Splits and Stock Dividends. The Class A and Class B common stock will be treated identically in respect of any subdivisions or combinations, including stock splits.

•	Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Class A and Class B common stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and holders of the preferred stock, if any.

Preferred Stock

As of June 30, 2016, there were no shares of our preferred stock outstanding.

Our board of directors, without further action by our stockholders, is authorized to issue an aggregate of 10,000,000 shares of preferred stock. Our board of directors may, without stockholder approval, issue preferred stock in one or more series with dividend rates, redemption prices, designations, rights, preferences, conversion rights, voting rights and any other special rights. Information regarding any such shares of preferred stock to be sold by the Company will be set forth in one or more prospectus supplements.

Each prospectus supplement relating to the sale of preferred stock will describe:

•	the series of preferred stock;

•	the price per share at which the preferred stock will be sold;

•	if applicable, the voting rights of the preferred stock;

•	if applicable, the dividend rate per share of the preferred stock;

•	if applicable, the redemption price per share of the preferred stock;

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•	if applicable, the liquidation preference of the preferred stock upon liquidation or dissolution;

•	if applicable, the conversion features of the preferred stock;

•	if applicable, any provisions for adjustment of the number or amount of shares of Class A common stock or other securities receivable upon conversion of the preferred stock; and

•	any other material terms of the preferred stock.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws

Our amended and restated certificate of incorporation, as amended, and our second amended and restated bylaws, as applicable, among other things:

•	provide that special meetings of the stockholders may be called at any time by the board of directors, the chairman of the board or the chief executive officer;

•	establish procedures with respect to stockholder nominations and other business to be brought before the annual meeting of stockholders, including requiring that advance written notice of such stockholder nominations and other business must be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year’s annual meeting of stockholders; provided, however, that in the event the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, then notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made;

•	do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the board of directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company;

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, even if less than a quorum, or by a sole remaining director; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected;

•	provide that no action may be taken by our stockholders by written consent; and

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•	allow us to issue without stockholder approval up to 10,000,000 shares of undesignated preferred stock with rights senior to those of the Class A and Class B common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of Class A and Class B common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the Class A common stock as well as having the anti-takeover effect discussed above.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits certain publicly-held Delaware corporations from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date such stockholder became an interested stockholder unless:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers, and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include (i) any merger or consolidation involving the corporation and the interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder, (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation or by any majority-owned subsidiary of the corporation of any stock of the corporation to the interested stockholder, (iv) any transaction involving the corporation or any majority-owned subsidiary of the corporation which has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder, or (v) the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s outstanding voting stock.

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Foreign Ownership Restrictions

Our amended and restated certificate of incorporation, as amended, includes provisions designed to ensure that control and management of the Company remains with citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as amended, or the Communications Act.

These provisions include restrictions on transfers to and holdings of our capital stock by an “Alien.” For the purposes of these restrictions, an Alien is (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing.

Specifically, our foreign ownership restrictions provide that:

•	we will not issue to an Alien any shares of our capital stock if such issuance would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) to exceed 25% of (i) the total number of all shares of such capital stock outstanding at any time and from time to time or (ii) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time. We will not permit the transfer on our books of any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) exceeding such 25% limits.

•	no Alien or Aliens, individually or collectively, are entitled to vote or direct or control the vote of more than 25% of (i) the total number of all shares of our capital stock outstanding at any time and from time to time or (ii) the total voting power of all shares of our capital stock outstanding and entitled to vote at any time and from time to time. The issuance or transfer of our capital stock in violation of this provision is prohibited.

Our board of directors has all powers necessary to implement these provisions of our amended and restated certificate of incorporation, as amended, and to ensure compliance with the alien ownership restrictions, or the Alien Ownership Restrictions, of the Communications Act, including, without limitation, the power to prohibit the transfer of any shares of our capital stock to any Alien and to take or cause to be taken such action as we deem appropriate to implement such prohibition, including placing a legend regarding restrictions on foreign ownership of our capital stock on certificates representing such capital stock.

In addition, any shares of our capital stock that our board of directors determines are owned beneficially by an Alien or Aliens will always remain subject to redemption by us by action of our board of directors or any other applicable provision of law, to the extent necessary, in the judgment of our board of directors, to comply with the Alien Ownership Restrictions. The terms and conditions of such redemption are as follows:

•	the redemption price will be equal to the lower of (i) the fair market value of the shares to be redeemed, as determined by our board of directors in good faith, and (ii) such Alien’s purchase price for such shares;

•	the redemption price may be paid in cash, securities or any combination thereof;

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•	if less than all the shares held by Aliens are to be redeemed, the shares to be redeemed will be selected in any manner determined by our board of directors to be fair and equitable;

•	at least 10 days’ prior written notice of the redemption date will be given to the holders of record of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice is given to holders if the cash or securities necessary to effect the redemption have been deposited in trust for the benefit of such holders and are subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed, duly endorsed in blank or accompanied by duly executed proper instruments of transfer;

•	from and after the redemption date, the shares to be redeemed will cease to be regarded as outstanding and any and all rights of the holders in respect of the shares to be redeemed or attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on capital stock of the same class or series as such shares) will cease and terminate, and the holders thereof thereafter will be entitled only to receive the cash or securities payable upon redemption; and

•	such other terms and conditions as our board of directors determines.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

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DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares, called depositary receipts, each of which will represent a fraction of a share of a particular series of preferred stock, as described in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be a complete description of the terms of the depositary shares and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares entitled thereto, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of Salem Media Group, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

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Withdrawal of Preferred Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, the holder of the depositary shares will be entitled to delivery of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the series of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the applicable series of depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

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Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither the depositary nor we will be liable if either the depositary is or we are prevented or delayed by law or any circumstance beyond its or our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our and their respective duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

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DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below and the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part.

In this section entitled “Description of Debt Securities and Guarantees,” references to the “Company,” “we,” “our” and “us” refer to Salem Media Group, Inc. and not to any subsidiaries, unless the context requires otherwise.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series.

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be used;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date(s);

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	whether the indenture will contain any additional covenants, or eliminate or change any existing covenants, that apply to the debt securities;

•	a discussion of any material U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated;

•	the identity of any guarantors and the terms of the guarantees; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants, including restrictive covenants, provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will describe in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Salem Media Class A common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Certain Covenants

The indenture may include covenants of Salem Media or any of our subsidiaries, as the case may be. These covenants may impose limitations on our indebtedness, limitations on liens, limitations on the issuance of preferred stock of certain of our subsidiaries, limitations on certain distributions and limitations on transactions with our affiliates, or other limitations. Any such covenants applicable to a series of debt securities will be described in the applicable prospectus supplement.

Consolidation, Merger or Sale

The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts the ability of Salem Media or any of our subsidiaries to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of ours or their assets, as applicable. However, any successor of such entity or acquiror of such assets must assume all of the obligations of Salem Media or any of our subsidiaries, as applicable, under the indenture and the debt securities.

If the debt securities are convertible into other securities of Salem Media or any of its subsidiaries, as applicable, the person with whom such entity consolidates or merges or to whom such entity sells all of its property must make provisions for the conversion of the debt securities into securities similar to the securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

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Guarantees

Salem Media has no independent assets or operations. To the extent provided in the applicable prospectus supplement, the debt securities offered and sold pursuant to this registration statement may be guaranteed by certain subsidiaries of Salem Media. These guarantees will be full and unconditional and joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Structural Subordination

We conduct all of our operations through our subsidiaries. As a result, we depend on dividends from the earnings of our subsidiaries to generate the funds necessary to meet our financial obligations, including the debt securities. These subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on our financial obligations, except to the extent that they have agreed to guarantee the obligations or to make funds available to us. The subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. Holders of our debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may be a creditor with recognized and unsubordinated claims against our subsidiaries. In addition, our subsidiaries may be prohibited or limited from time to time, under the terms of the instruments governing their indebtedness, from paying dividends or otherwise making payments or advances or transferring assets to us. If specified in the prospectus supplement, the guarantees will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.

Events of Default Under the Indenture

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	default in the payment of principal of, or premium, if any, on any debt security when it is due and payable at maturity, upon acceleration, redemption or otherwise;

•	default in the payment of interest on any debt security when it is due and payable, and such default continues for a period of 30 days;

•	default in the performance or breach of the covenants contained in the indenture or under the debt securities, and such default or breach continues for a period of 90 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	if certain other specified events occur, as described in the applicable prospectus supplement.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the penultimate bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series will, declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest will be immediately due and payable. If an event of default specified in the penultimate bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if:

•	we have paid or deposited with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of and premium, if any, on any and all debt securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the debt securities of that series to the date of such payment or deposit) and the amount payable to the trustee under the indenture; and

•	all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except that defaults or events of default regarding payment of principal, premium, if any, or interest, require the consent of each holder affected by such waiver; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the applicable indenture or that the trustee determines in good faith may, subject to the trustee’s duties under the Trust Indenture Act of 1939, involve the trustee in personal liability or may be unduly prejudicial to the rights of holders not joining in the giving of such direction, and the trustee may take any other action it deems proper that is not inconsistent with any such direction received from holders of the applicable series of debt securities. A holder may not pursue any remedy with respect to the indenture or the debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of outstanding debt securities of the applicable series make a written request to the trustee to pursue the remedy;

•	such holder or holders offer the trustee indemnity reasonably satisfactory to the trustee against any costs, losses, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series do not give the trustee a direction that is inconsistent with the request.

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However, such limitations do not apply to the right of any holder of a debt security to receive payment of the principal of, premium, if any, or interest on, such debt security or to bring suit for the enforcement of any such payment on or after the due date expressed in the debt security, which right shall not be impaired or affected without the consent of the holder.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indenture.

Modifications of Indenture; Waiver

Subject to certain limited exceptions, modifications, waivers and amendments of the indenture, the debt securities and the debt security guarantees may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series that is affected (including consents obtained in connection with a tender offer or exchange offer for such debt securities) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series that is affected; provided that no such modification, waiver or amendment may, without the consent of each holder affected thereby:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of, or premium, if any, or rate of interest on, any debt security;

•	change the currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of any debt security;

•	reduce the percentage or aggregate principal amount of outstanding debt securities the consent of whose holders is necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults;

•	waive a default in the payment of principal of, premium, if any, or interest on the debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration); or

•	voluntarily release a guarantor of the debt securities other than in accordance with the indenture.

Modifications, waivers and amendments of the indenture, the debt securities and the debt security guarantees may, without notice to or the consent of any holder, be made:

•	to cure any ambiguity, defect, omission or inconsistency in the indenture or the debt securities as evidenced by an Officers’ Certificate;

•	to provide for the assumption of our or a guarantor’s obligations to holders of the debt securities and the debt securities guarantees in the case of a merger or consolidation or sale of all or substantially all of our or such guarantor’s assets to comply with the provisions under the caption “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of an appointment by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended;

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•	to provide for any guarantee of the debt securities, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities when such release, termination or discharge is permitted by the indenture;

•	to add to our covenants or the covenants of any guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us or any guarantor;

•	to provide for the issuance of additional debt securities in accordance with the terms of the indenture;

•	to make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not adversely affect the legal rights under the indenture of any holder;

•	to conform the indenture, the debt securities and any debt security guarantees to any provision of this “Description of Debt Securities and Guarantees” section or any subsequent description of debt securities or guarantees contained in any prospectus supplement to the extent that such provision in this “Description of Debt Securities and Guarantees” section or any subsequent description of debt securities or guarantees contained in any prospectus supplement is intended to be a verbatim recitation of a provision of the indenture, the debt securities or the debt security guarantees, as applicable as evidenced by an Officers’ Certificate;

•	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities; or

•	to make certain other modifications, waivers or amendments as described in the applicable prospectus supplement.

Defeasance and Discharge; Legal Defeasance and Covenant Defeasance

Each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:

1. either:

A. all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

B. all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we or any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities not delivered to the trustee for cancellation for principal of, premium on, if any, interest on, the debt securities to the date of maturity or redemption;

2. in respect of clause (1)(B) of this paragraph, no event of default has occurred and is continuing on the date of the deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other indebtedness and, in each case, the granting of certain liens to secure such borrowings);

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3. we or any guarantor has paid or caused to be paid all sums payable by it under the indenture; and

4. we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

We may, at our option at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees of that series, or Legal Defeasance, except for:

•	the rights of holders of outstanding debt securities of the applicable series to receive payments in respect of the principal of, premium on, if any, interest on, such debt securities when such payments are due from the trust referred to below;

•	our obligations with respect to the debt securities of the applicable series concerning issuing temporary debt securities, registering the transfer and exchange of debt securities, replacing mutilated, destroyed, lost or stolen debt securities and maintaining an office or agency for presentation of debt securities for registration of transfer and exchange or payment and service of notices upon the Company in respect of the debt securities and the indenture;

•	the rights, powers, trusts, duties and immunities of the trustee under the applicable indenture, and our and any guarantor’s obligations in connection therewith; and

•	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantors released with respect to certain covenants to be described in the applicable indenture, or Covenant Defeasance, and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of the applicable series.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding debt securities of the applicable series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service, or the IRS, a ruling or (b) since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•	in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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•	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness), and the granting of liens to secure such borrowings);

•	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or any guarantor is a party or by which we or any guarantor is bound; and

•	we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the holder will be required to pay any related taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur.

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The indenture and provisions of the Trust Indenture Act of 1939 contain limitations on the rights of the trustee, should it become a creditor of us or any guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise.

The trustee may hold debt securities and is permitted to engage in other transactions with us and any of our subsidiaries or affiliates; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check, which we will mail to the holder or by wire transfer to certain holders. The trustee will initially act as paying agent and registrar. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Subject to applicable escheatment laws, any money deposited with the trustee or any paying agent, or then held by us, in trust for the payment of the principal of, premium on, if any, or interest on any debt security and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to us on our request or (if then held by us) will be discharged from such trust; and the holder of such debt security will thereafter be permitted to look only to us for payment thereof and all liability of the Trustee shall cease.

Governing Law

The indenture, the debt securities and any guarantees thereunder will be governed by and construed in accordance with the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Class A common stock, preferred stock, debt securities or other securities, or units of two or more of these types of securities. Warrants may be issued independently or together with Class A common stock, preferred stock or debt securities and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement.

The summary of the terms of the warrants contained in this prospectus does not purport to be a complete description of the terms of the warrants and is subject to, and qualified in its entirety by, the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. A prospectus supplement will be issued with regard to each issue or series of warrants.

Warrants to Purchase Class A Common Stock, Preferred Stock and Other Securities

Each prospectus supplement for warrants to purchase Class A common stock, preferred stock and other securities will describe:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of the warrants issued with each share of Class A common stock, preferred stock or other securities or that of another issuer;

•	any provisions for adjustment of the number or amount of shares of Class A common stock, preferred stock or other securities or that of another issuer receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the date on and after which such warrants and related Class A common stock, preferred stock or other securities or that of another issuer will be separately transferable;

•	if applicable, a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Warrants to Purchase Debt Securities

Each prospectus supplement for warrants to purchase debt securities will describe:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

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•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the number of the warrants issued with each share of Class A common stock, preferred stock or other securities or that of another issuer;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase shares of Class A common stock or preferred stock, the principal amount of debt securities or amounts of other securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the shares of Class A common stock or preferred stock, debt securities, or other securities to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase shares of Class A common stock, preferred stock or debt securities, holders of the warrants will not have any of the rights of holders of Class A common stock, preferred stock or debt securities purchasable upon exercise, including:

•	in the case of warrants for the purchase of Class A common stock or preferred stock, the right to vote or to receive any payments of dividends on the Class A common stock or preferred stock purchasable upon exercise; or

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our shares of Class A common stock or preferred stock, depositary shares, debt securities or warrants, or debt obligations of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our shares of Class A common stock or preferred stock, depositary shares, debt securities, warrants or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units, each consisting of a purchase contract and one or more of our other securities described in this prospectus or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable U.S. federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

To the extent any purchase contract relates to third party debt obligations, we will comply with the registration and disclosure requirements of the Securities Act and any other applicable rules and regulations and will include disclosure as necessary in the applicable prospectus supplement or other offering materials, including, as necessary, any required financial statement and non-financial statement disclosure about the issuer of such third party debt obligations.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in one or more series and in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the price or prices at which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and their constituent securities.

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SELLING STOCKHOLDERS

This prospectus also relates to the possible resale from time to time by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 1,000,000 shares of our Class A common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Edward G. Atsinger III currently serves as Chief Executive Officer and a Director of Salem Media Group, and Stuart W. Epperson currently serves as Chairman of the Board of Salem Media Group. The following table sets forth, as of August 3, 2016, the number of shares of Class A and Class B common stock that each stockholder beneficially owns. The term “selling stockholders,” as used in this prospectus, includes the holder listed below and his transferees, pledgees, donees, heirs or other successors receiving shares from the holder listed below after the date of this prospectus. The selling stockholders may sell, transfer or otherwise dispose of some or all of their shares of the Class A common stock owned by such stockholder in transactions exempt from the registration requirements of the Securities Act.

Name of		Number of Shares of Class A	Class A Common Stock Beneficial Ownership			Class B Common Stock Beneficial Ownership			Percent of Vote of All Classes of Common Stock	Beneficial Ownership if all Class A Shares Being Registered Are Sold		Percent of Vote of all Classes of Common Stock
Beneficial Owner(1)	Positions	Being Registered	Number of Shares		%Vote(2) (Class A)	Number of Shares		%Vote(2) (Class B)	%Vote(2) (All)	Number of Shares	%Vote(2) (Class A)	%Vote(2) (All)
Stuart W. Epperson	Chairman of the Board	500,000	3,789,824	(3)	18.65%	2,776,848	(4)	50.00%	41.44%	3,289,824	17.03%	41.49%
Edward G. Atsinger III	Chief Executive Officer and Director	500,000	4,476,580	(5)	22.03%	2,776,848	(5)	50.00%	42.34%	3,976,580	20.58%	42.41%

* Less than 1%.

(1)	Except as otherwise indicated, the address for each person is c/o Salem Media Group, Inc., 4880 Santa Rosa Road, Camarillo, California 93012. Calculated pursuant to Rule 13d-3(d) under the Exchange Act, shares of Class A common stock not outstanding that are subject to options exercisable by the holder thereof within 60 days of August 3, 2016, are deemed outstanding for the purposes of calculating the number and percentage ownership by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2)	Percentage voting power is based upon 20,043,109 shares of Class A common stock and 5,553,696 shares of Class B common stock, all of which were outstanding as of August 3, 2016, plus shares of Class A common stock that are subject to options exercisable by holders within 60 days of August 3, 2016 and the general voting power of one (1) vote for each share of Class A common stock and ten (10) votes for each share of Class B common stock.

(3)	Includes 1,012,520 shares of Class A common stock held by trusts of which Mr. and Mrs. Epperson are trustees and shares held directly by Mr. and Mrs. Epperson. As husband and wife, Mr. and Mrs. Epperson are each deemed to be the beneficial owner of shares held by the other and share voting and dispositive power; therefore, their combined beneficial ownership is shown in the table. Includes 126,250 shares of Class A common stock subject to options that are exercisable within 60 days of August 3, 2016.

(4)	These shares of Class B common stock are held directly by Mr. Epperson.

(5)	These shares of Class A and Class B common stock are held by trusts of which Mr. Atsinger is trustee. Includes 150,000 shares of Class A common stock subject to options that are exercisable within 60 days of August 3, 2016.

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PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	to or through brokers or dealers;

•	directly to investors, including through a specific bidding, auction or other process;

•	directly to agents;

•	through a combination of any such methods of sale; or

•	by any other method permitted pursuant to applicable law.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Global Market or any other organized market where the shares may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling stockholders, or from the purchasers of the securities. Selling stockholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Agents may from time to time solicit offers to purchase the securities. If required, any agent involved in the offer or sale of the securities will be named, and any compensation payable to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

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If a dealer is used in the sale of the securities, we, the selling stockholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transactions will be set forth in the prospectus supplement.

We may directly solicit offers to purchase the securities and we or the selling stockholders may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling stockholders to indemnification by us or the selling stockholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling stockholders to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock. If such shares of Class A common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. In addition to the above-mentioned methods of sale, the selling stockholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus or an applicable prospectus supplement, provided that the selling stockholders meet the criteria and conform to the requirements of those provisions.

In connection with sales of the shares of Class A common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Class A common stock short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the Commission, the selling stockholders may deliver shares of Class A common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Class A common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our Class A common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Commission.

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The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock owned by the selling stockholders and, if any such selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock from time to time pursuant to this prospectus, or an amendment or supplement thereto, under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Class A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Market pursuant to Rule 153 under the Securities Act.

Any person participating in the distribution of Class A common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of Class A common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of Class A common stock to engage in market-making activities with respect to Class A common stock. These restrictions may affect the marketability of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to Class A common stock.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a posteffective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

K&L Gates LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Salem Media Group, Inc. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015 are incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 and have been so incorporated in reliance on the report of SingerLewak LLP, independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can find, copy and inspect information we file at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of this information by mail from the public reference room of the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

This prospectus and any prospectus supplement form a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the SEC, this prospectus and any prospectus supplement do not contain all the information in the registration statement. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s public reference room in Washington, D.C. or obtain a copy from the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus or any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 11, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 6, 2016;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2016;

•	our Current Reports on Form 8-K filed with the SEC on March 3, 2016, May 13, 2016, May 19, 2016 and June 13, 2016; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on June 25, 1999, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto) by writing or telephoning us at the following address:

Salem Media Group, Inc.

Attn: Investor Relations

4880 Santa Rosa Road

Camarillo, California 93012

(805) 987-0400

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$150,000,000

Class A Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

Guarantees

1,000,000 Shares

Class A Common Stock

Offered by the Selling Stockholders

Prospectus

            , 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (all of which are to be paid by the registrant) expected to be incurred in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the SEC registration fee.

SEC Registration Fee		$15,819	(1)
FINRA Filing Fee	$	*	(2)
Legal Fees and Expenses	$	*	(2)
Accounting Fees and Expenses	$	*	(2)
Printing and Engraving Expenses	$	*	(2)
Fees and Expenses of the Transfer Agent or Trustee	$	*	(2)
Miscellaneous	$	*	(2)
Total			$(2)

(1)	Includes $714 for the registration of shares held by the selling stockholders.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides that no director will be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above. The registrant has entered into separate indemnification agreements with each of its directors which may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. These indemnification agreements generally require the registrant, among other things, to indemnify its directors against liabilities that may arise by reason of their status or service as directors. These indemnification agreements also generally require the registrant to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified. The registrant has also purchased and expects to maintain standard insurance policies that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to it with respect to indemnification payments the registrant may make to such officers and directors.

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Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware.

The registrant’s amended and restated certificate of incorporation provides that the registrant will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was a director or officer of the Company or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at the registrant’s request, including service with respect to employee benefit plans maintained or sponsored by the registrant, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, the registrant is not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by the registrant or on behalf of it. The registrant’s amended and restated bylaws provide that it will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the registrant, or is or was serving at its request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under Delaware General Corporation Law, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the registrant’s amended and restated certificate of incorporation, amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

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Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, California, on the 3rd day of August, 2016.

SALEM MEDIA GROUP, INC.

By:	/s/ Edward G. Atsinger III
Edward G. Atsinger III
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward G. Atsinger III and Evan D. Masyr, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward G. Atsinger III	Chief Executive Officer and Director	August 3, 2016
Edward G. Atsinger III	(Principal Executive Officer)

/s/ Evan D. Masyr	Executive Vice President and Chief Financial Officer	August 3, 2016
Evan D. Masyr	(Principal Financial and Accounting Officer)

/s/ Stuart W. Epperson	Chairman	August 3, 2016
Stuart W. Epperson

/s/ Roland S. Hinz	Director	August 3, 2016
Roland S. Hinz

/s/ Jonathan Venverloh	Director	August 3, 2016
Jonathan Venverloh

/s/ Richard A. Riddle	Director	August 3, 2016
Richard A. Riddle

/s/ James Keet Lewis	Director	August 3, 2016
James Keet Lewis

/s/ Eric Halvorson	Director	August 3, 2016
Eric Halvorson

/s/ Edward C. Atsinger	Director	August 3, 2016
Edward C. Atsinger

/s/ Stuart W. Epperson Jr.	Director	August 3, 2016
Stuart W. Epperson Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants named below certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, California, on the 3rd day of August, 2016.

Air Hot, Inc.
Bison Media, Inc.
Caron Broadcasting, Inc.
Common Ground Broadcasting, Inc.
Inspiration Media, Inc.
New Inspiration Broadcasting CoMPANY, Inc.
NI Acquisition CorpORATION
Pennsylvania Media Associates, Inc.
Reach Satellite Network, Inc.
Salem Consumer Products, Inc.
Salem Communications Holding CorpORATION
Salem Media of Colorado, Inc.
Salem Media of Hawaii, Inc.
Salem Media of Kentucky, Inc.
Salem Media of Ohio, Inc.
Salem Media of Oregon, Inc.
Salem Media of Texas, Inc.
Salem Media of Virginia, Inc.
Salem Media Representatives, Inc.
Salem Publishing, Inc.
Salem Radio Network IncORPORATED
Salem Radio Properties, Inc.
SCA License CORPORATION
South Texas Broadcasting, Inc.
SRN News Network, Inc.
SRN Store, Inc.

By:	/s/ Edward G. Atsinger III
Edward G. Atsinger III
Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward G. Atsinger III and Evan D. Masyr, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward G. Atsinger III	Chief Executive Officer and Director	August 3, 2016
Edward G. Atsinger III	(Principal Executive Officer)

/s/ Evan D. Masyr	Executive Vice President and Chief Financial Officer	August 3, 2016
Evan D. Masyr	(Principal Financial and Accounting Officer)

/s/ Christopher J. Henderson	Director	August 3, 2016
Christopher J. Henderson

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, California, on the 3rd day of August, 2016.

Eagle Products, LLC
By:	Caron Broadcasting, Inc.,
ITS MANAGING MEMBER

By:	/s/ Edward G. Atsinger III
Edward G. Atsinger III
Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward G. Atsinger III and Evan D. Masyr, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward G. Atsinger III	Chief Executive Officer and Director	August 3, 2016
Edward G. Atsinger III	(Principal Executive Officer)

/s/ Evan D. Masyr	Executive Vice President and Chief Financial Officer	August 3, 2016
Evan D. Masyr	(Principal Financial and Accounting Officer)

/s/ Christopher J. Henderson	Director	August 3, 2016
Christopher J. Henderson

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants named below certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, California, on the 3rd day of August, 2016.

Inspiration Media of Texas, LLC
By:	SCA License CORPORATION,
ITS MANAGING MEMBER

Salem Media of Illinois, LLC
By:	SCA License CORPORATION,
ITS MANAGING MEMBER

Salem Media of Massachusetts, LLC
By:	SCA License CORPORATION,
ITS MANAGING MEMBER

Salem Media of New York, LLC
By:	SCA License CORPORATION,
ITS MANAGING MEMBER

Salem Radio Operations, LLC
By:	SCA License CORPORATION,
ITS MANAGING MEMBER

Salem Satellite Media, LLC
By:	SCA License CORPORATION,
ITS MANAGING MEMBER

Salem Web Network, LLC
By:	SCA License CORPORATION,
ITS MANAGING MEMBER

SCA-Palo Alto, LLC
By:	SCA License CORPORATION,
ITS MANAGING MEMBER

By:	/s/ Edward G. Atsinger III
Edward G. Atsinger III
Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward G. Atsinger III and Evan D. Masyr, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward G. Atsinger III	Chief Executive Officer and Director	August 3, 2016
Edward G. Atsinger III	(Principal Executive Officer)

/s/ Evan D. Masyr	Executive Vice President and Chief Financial Officer	August 3, 2016
Evan D. Masyr	(Principal Financial and Accounting Officer)

/s/ Christopher J. Henderson	Director	August 3, 2016
Christopher J. Henderson

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EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Filed Herewith

1.1*	Form of Underwriting Agreement
4.1	Specimen of Class A common stock certificate	S-1/A	333-76649	Effective 06/30/99	4.09
4.2*	Form of Preferred Stock Certificate
4.3*	Form of Certificate of Designation
4.4*	Form of Deposit Agreement and Deposit Receipt
4.5	Form of Indenture					X
4.6*	Form of Note
4.7*	Form of Warrant Agreement (including form of warrant)
4.8*	Form of Purchase Contract
4.9*	Form of Unit Agreement
5.1	Opinion of K&L Gates LLP					X
12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges					X
23.1	Consent of SingerLewak LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Bond & Pecaro, Inc.					X
23.3	Consent of Noble Financial Capital Markets					X
23.4	Consent of K&L Gates LLP (included in Exhibit 5.1)					X
24.1	Powers of Attorney (incorporated by reference to the signature page hereto)					X
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended					X

*To be filed by amendment or incorporated herein by reference in connection with the offering of the securities.

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